Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 2 TO

COLLABORATION AGREEMENT

THIS AMENDMENT NO. 2 TO COLLABORATION AGREEMENT (this “Amendment No. 2”), dated as of December 22, 2004 (the “Effective Date”), is made by and between ADOLOR CORPORATION, a Delaware corporation and having its principal office at 700 Pennsylvania Drive, Exton, Pennsylvania 19341 (“Adolor”), and GLAXO GROUP LIMITED, a United Kingdom corporation and having its principal office at Glaxo Wellcome House, Berkely Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom (“GSK”). Adolor and GSK are each sometimes referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Adolor and GSK entered into that certain Collaboration Agreement dated April 14, 2002, as amended by Amendment No. 1 effective on June 24, 2003 (the “Agreement”) which set forth, among other things, a schedule of minimum Details to be performed by the Parties with respect to the POI Product and a tracking thereof;

WHEREAS, GSK does not track Sales Representative Details in the hospital setting;

WHEREAS, commensurate with the execution of this Amendment No. 2, [**]; and

WHEREAS, Adolor and GSK desire to amend the Agreement with respect to Detail Requirements for the POI Product and deployment of Sales Representatives, [**] on certain provisions in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, Adolor and GSK, intending to be legally bound, hereby agree as follows:

1.	Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

2.	Adolor’s address referred to in the preamble and in Section 18.7 shall be changed from 620 Pennsylvania Drive to 700 Pennsylvania Drive.

3.	The following definitions shall be added to Article 1 of the Agreement:

“Adolor POI Sales Representative” means a Sales Representative deployed by Adolor to Co-Promote and Detail the POI Product.

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“FTE Adolor Products” means Adolor Products other than the POI Product which the Joint U.S. Marketing Team determines are to be Detailed using Hospital Account Managers, Oncology Account Managers and/or Surgical Account Managers.

“FTE Requirements” shall have the meaning set forth in Section 5.7.

“GSK POI Sales Representative” means a Sales Representative deployed by GSK to Co-Promote and Detail the POI Product.

“Hospital Account Manager” means a GSK Sales Representative that calls on physician and other customers primarily in a hospital setting.

“Incentive Compensation” means the total sales performance incentive compensation for a product or all products, as applicable, available to be earned at each specified quota level (e.g., 50%, 75%, 100% and 120%) by a Sales Representative pursuant to the terms of the then current Sales Representative incentive compensation plan, including for example programs such as GSK’s Winner Circle. The Incentive Compensation available to be earned by all of a Party’s Sales Representatives for all products shall in no event be less than [**] percent ([**]%), on average, of the annual base compensation of such Sales Representatives at [**] percent ([**]%) quota attainment, and in no event shall the total Incentive Compensation available to be earned be less than [**] United States Dollars (U.S. $[**]) per Sales Representative at [**] percent ([**]%) quota attainment.

“Oncology Account Manager” means a Sales Representative making Calls primarily on oncologists.

“Sales Representative Deployment Report” shall have the meaning set forth in Section 5.9.1.

“Sales Representative FTE” means for any period for each Sales Representative such Sales Representative multiplied by the percentage of Incentive Compensation available to be earned by such Sales Representative with respect to a Collaboration Product for such period over the total Incentive Compensation available to be earned by such Sales Representative for all products for such period.

“Sales Representative FTE Requirements” shall have the meaning set forth in Section 5.7.

“Surgical Account Manager” means a Sales Representative making Calls primarily on surgeons.

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“Targeted Sales Representative FTE Requirement” means the Adolor Sales Representative FTE Requirement for POI Product set forth on Schedule 5.7, as reduced by the Joint U.S. Marketing Team taking into account [**].

4.	The definition “Initial Incentive Period” in Section 1.74 is hereby deleted in its entirety.

5.	Section 2.3.4 of the Agreement is hereby amended and restated in its entirety as follows:

Adolor Sublicensing or Subcontracting to Third Parties. If set forth in the applicable U.S. Development Plan or U.S. Marketing Plan, Adolor may sublicense or subcontract its Development or Commercialization activities (other than Detailing or the deployment of the Sales Representative FTE Requirements except as provided in this Section 2.3.4) to a Third Party. The Parties agree that Adolor may request that GSK provide Sales Representatives to perform Adolor’s Details of Collaboration Products (other than the POI Product and FTE Adolor Products), deploy Sales Representatives to cover Adolor’s FTE Requirements for FTE Adolor Products, and/or deploy GSK POI Sales Representatives to cover Adolor’s Sales Representative FTE Requirements for the POI Product. In the event that GSK provides such Sales Representatives: (a) the related costs of and/or remuneration for such Details so performed by GSK shall be agreed in good faith by the Parties at such time, taking into account both the prevailing Detail Cost and the cost of Details that could be provided by a Third Party contract sales organization (whose primary business is to detail pharmaceutical products on behalf of another party) for comparable number of Details and Sales Representatives, and (b) the related costs of and/or remuneration for each Sales Representative FTE so deployed shall be equal to [**] United States Dollars (U.S. $[**]) for the 2005 Calendar Year, which amount will be increased, cumulatively, by [**] percent ([**]%) for the Calendar Year 2006 and thereafter such amount shall be agreed in good faith by the Parties at such time, taking into account the prevailing cost of a full time Sales Representative; provided, however, that in each case if GSK performs such Details or deploys such Sales Representative FTEs, as applicable, Adolor shall not be considered a Defaulting Party and there shall be no adjustment pursuant to Section 6.3.4. In the event that GSK does not provide such Sales Representatives, Adolor may engage a contract sales organization (whose primary business is to detail pharmaceutical products on behalf of another party) to perform such Details, fulfill its FTE Requirements or fulfill its Sales Representative FTE Requirements and, it is understood that Adolor may utilize a contract sales organization (whose primary business is to detail pharmaceutical products on behalf of another party) to recruit Sales Representatives for Adolor; provided, however, that in each case such contract sales organization hires or recruits (as the case may be) Sales Representatives with experience commensurate with industry standards for specialty pharmaceutical product sales.

6.	In Section 5.1.2 of the Agreement, the phrase “the minimum Detail Requirements set forth on Schedule 5.7,” is hereby deleted and replaced with the phrase “the minimum Sales Representative FTE Requirements set forth on Schedule 5.7,”.

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7.	Section 5.1.6(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Contract product profiles for the Collaboration Products, provided that if the initial contract product profile for a Collaboration Product set forth in a U.S. Marketing Plan is not substantiated by the final FDA approved label for such Collaboration Product, then, subject to Article 16, (i) Marketing Expenses will be adjusted accordingly, (ii) Detail Requirements for Collaboration Products (other than the POI Product and FTE Adolor Products) will be adjusted accordingly, (iii) FTE Requirements for FTE Adolor Products will be adjusted accordingly, and (iv) minimum Sales Representative FTE Requirements for the POI Product shall be as set forth on Schedule 5.7;

8.	Section 5.1.6(e) of the Agreement is hereby amended and restated in its entirety as follows:

(e) Sales plans and activity, including sales force training; for Collaboration Products other than the POI Product and FTE Adolor Products, projected Detailing in excess of the minimum Detail Requirements, where applicable; for FTE Adolor Products, the projected deployment of Sales Representatives in excess of the FTE Requirements, where applicable; for the POI Product, projected deployment of Sales Representatives in excess of the Sales Representative FTE Requirements, where applicable; the percentage of Incentive Compensation available to be earned for the POI Product and the FTE Adolor Products; and for each Party, development of appropriate sales training materials, and strategy and budget for Samples;

9.	After the phrase “Detail Requirements” in Section 5.5.1(b) of the Agreement, the following phrase is hereby added “FTE Requirements with respect to FTE Adolor Products, and to meet its Sales Representative FTE Requirements, as applicable”.

10.	After the phrase “Detail Requirements” in Section 5.5.2(c) of the Agreement, the following phrase is hereby added “FTE Requirements with respect to FTE Adolor Products, and the Sales Representative FTE Requirements”.

11.	The third sentence of Section 5.6 of the Agreement is hereby amended and restated in its entirety as follows:

GSK shall use Commercially Reasonable Efforts to perform, on an [**] in each Calendar Quarter, its annual Detail Requirements for Collaboration Products other than the POI Product and FTE Adolor Products, the deployment of its annual FTE Requirements for FTE Adolor Products, and the deployment of its annual Sales Representative FTE Requirements for the POI Product.

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12.	Section 5.7 of the Agreement is hereby amended and restated in its entirety as follows:

Detailing; Sales Representative FTE and Marketing Requirements. With respect to the Collaboration Products other than the POI Product, the Joint U.S. Marketing Team shall determine the targeted number of total Details and Primary Details to be performed by each Party in the United States during each Calendar Year and the Target Audience for such Details (the “Detail Requirements”). With respect to FTE Adolor Products, the Joint U.S. Marketing Team shall determine the targeted number of total FTEs to be deployed by each Party in the United States during each Calendar Year and the Target Audience to be called on by Sales Representatives (the “FTE Requirements”); provided, however, that any Detail Requirements for FTE Adolor Products will be converted to the FTE Requirements based upon the formula, [**] details per Sales Representative per [**] and [**] ([**]) Sales Representative working days per Calendar Year unless otherwise mutually agreed by the Parties. With respect to the POI Product, the Joint U.S. Marketing Team shall determine the targeted number of total Sales Representative FTEs to be deployed by each Party in the United States during each Calendar Year and the Target Audience to be called on by such Sales Representatives (the “Sales Representative FTE Requirements”); provided, however, the Sales Representative FTE Requirements for the [**] for the [**] shall be not less than the minimum Sales Representative FTE Requirements set forth on Schedule 5.7; and provided further, that prior to the earlier of December 31, 2006 or [**], Adolor shall not be entitled to deploy more than [**] ([**]) Adolor POI Sales Representatives who Detail [**] the POI Product [**] (unless such number is increased [**] or unless new Detailing Territories [**] are created and Adolor and GSK agree that Adolor Sales Representatives [**] are utilized to fill such territories up to the Adolor Sales Representative FTE Requirements). The foregoing limitation of not more than [**] ([**]) Adolor POI Sales Representatives shall not restrict Adolor from having a sales force greater than [**] ([**]) Sales Representatives for the purposes of Detailing products other than the POI Product. Unless otherwise agreed to by the Parties, a Party shall not be required, in each of the [**] ([**]) years following First Commercial Sale of the [**] in the United States, to deploy more than the applicable Sales Representative FTE Requirements set forth on Schedule 5.7 with respect to the POI Product and thereafter shall not be required to deploy more than [**] ([**]) Sales Representative FTEs per Calendar Year with respect to the POI Product. Further, in the fourth Calendar Year after the First Commercial Sale of the POI Product and subsequent years thereafter, the allocation of Sales Representative FTEs for the POI Product shall be agreed between the Parties, and the casting vote determination under Section 3.1.4(b) shall not apply to such requirement for agreement. In each Calendar Year, beginning with the [**] Calendar Year after the First Commercial Sale of the [**] in the United States, each of Adolor and GSK will devote substantially equal efforts and internal resources to the marketing and Co-Promoting of the [**], except that the targeted number of Detail Requirements for the [**] and the targeted number of Sales Representative FTE Requirements for the [**] to be performed shall be split equally between the Parties. The

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Joint U.S. Marketing Team shall allocate responsibilities between the Parties on a basis consistent with and designed to achieve the goals of the preceding sentence. No Party with respect to an [**] in the United States, beginning with the [**] Calendar Year after First Commercial Sale in the United States, shall be required, without its consent, to devote any employees or other internal resources of a type, scope or nature which are materially different from those provided by the other Party, with the exception of specific functions reserved for a Party pursuant to this Agreement which include but are not limited to those activities contemplated by Sections 5.5.2(b) and 5.5.2(f). The Joint U.S. Marketing Team shall determine the physician specialty(ies) to which the Sales Representative FTEs shall be deployed. Each Party shall ensure that its Sales Representatives use commercially reasonable efforts to Co-Promote and Detail the Collaboration Products to members of the Target Audience with face-to-face contact while describing in a fair and balanced manner the FDA-approved indicated uses and other relevant characteristics of such Collaboration Product, using the Promotional Materials in an effort to increase the Target Audience prescribing and/or hospital ordering preferences of a Collaboration Product for its FDA-approved indicated uses. The Parties acknowledge and agree that Sales Representatives that are Detailing Collaboration Products in the hospital setting and to surgical specialists will be Detailing Collaboration Products primarily in the hospital setting and to surgical specialists, and will not be Detailing Collaboration Products to primary care physicians unless otherwise mutually agreed by the Parties.

13.	Section 5.8 of the Agreement is hereby amended and restated in its entirety as follows:

Sales Force Incentive Compensation for POI Products. Each Party shall offer Incentive Compensation to its Sales Representatives with respect to the sale of the POI Product in the United States for each Calendar Year during the Adolor Product Promotion Term. Such incentive schemes shall be adopted by each Party in a manner consistent with the way other incentive schemes are adopted within their respective organizations; provided, however, that, for the first [**] months after the First Commercial Sale of the POI Product, the Incentive Compensation available to be earned for sales of the POI Product by a Surgical Account Manager who Details the POI Product, shall be no less than [**] ([**]%) of the Incentive Compensation available to be earned by such Surgical Account Manager. Additionally, for Detailing the POI Product, the Incentive Compensation payable by GSK to Hospital Account Managers shall be no less than [**] percent ([**]%) of the total Incentive Compensation available to such Hospital Account Managers and, provided, that, GSK will not provide an incentive greater than the Incentive Compensation for the POI Product for any other product detailed by the Hospital Account Managers who also Detail the POI Product. Each Party shall notify the other Party, prior to the First Commercial Sale and prior to the commencement of each Calendar Year thereafter, of the structure, formula and relative competitiveness of such arrangement (having regard to other such arrangements adopted by GSK, Adolor, or other companies in the pharmaceutical industry for a company similar in size and scope to such Party).

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14.	Section 5.9.1 of the Agreement is hereby amended and restated in its entirety as follows:

Reports. Within thirty (30) days following the end of each Calendar Quarter, each Party shall provide the Joint U.S. Marketing Team with reports setting forth, in such detail and form as the Joint U.S. Marketing Team shall require (a) based upon each Party’s internal Call reporting and Detailing auditing system, the total number of Details, Major Details and Secondary Details actually performed by such Party, in the United States, segmented by physician specialty of the Target Audience during the immediately preceding Calendar Quarter (the “Internal Detailing Report”) for Collaboration Products other than the POI Product and FTE Adolor Products, and (b) the number of Sales Representative FTEs actually deployed during the immediately preceding Calendar Quarter, the calculation supporting such numbers and evidence of the Incentive Compensation available to be earned by each Sales Representative for sales of the POI Product and FTE Adolor Products (the “Sales Representative Deployment Report”).

15.	In Section 5.9.2 of the Agreement after the word “Detailing” in the second, third and last sentences the following phrase is hereby added “and/or deploying the Sales Representative FTE Requirements or FTE Requirements”. Additionally, in Section 5.9.2 of the Agreement after the phrase “Internal Detailing Report” in the first and second sentences the following phrase is hereby added “and such Sales Representative Deployment Report”.

16.	Section 6.3.4 of the Agreement is hereby amended and restated in its entirety as follows:

Adjustment of Marketing Contribution.

(a) On a Collaboration Product-by-Collaboration Product basis other than POI Product and FTE Adolor Products, in the event that a Party performs less than [**] percent ([**]%) of its Detail Requirements (measured for both its total Details and Primary Details) in a Calendar Year (the “Defaulting Party”), then the Defaulting Party’s share of the Adolor Product Marketing Contribution or GI Product Marketing Contribution, as applicable, for such Calendar Year shall be reduced as follows: (i) by [**] ([**]%) [**] if the Defaulting Party performs less than ninety percent (90%) but at least eighty-seven percent (87%) of its Detail Requirements (measured for both its total Details and Primary Details); (ii) by [**] percentage ([**]%) points if the Defaulting Party performs less than [**] percent ([**]%) but at least [**] percent ([**]%) of its Detail Requirements (measured for both its total Details and Primary Details); (iii) by [**] percentage ([**]%) points if the Defaulting Party performs less than [**] percent ([**]%) but at least [**] percent ([**]%) of its Detail Requirements (measured for both its total Details and Primary Details); (iv) by [**] percentage ([**]%) points if the Defaulting Party performs less than [**] percent ([**]%) but at least [**] percent ([**]%) of its Detail Requirements (measured for both its total Details and Primary Details); and

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(v) by [**] percentage ([**]%) points if the Defaulting Party performs less than [**] percent ([**]%) but at least [**] percent ([**]%) of its Detail Requirements (measured for both its total Details and Primary Details), and, in each case, the other Party’s share of the Adolor Product Marketing Contribution or the GI Product Marketing Contribution, as applicable, for such Calendar Year shall be correspondingly increased. In the event the Defaulting Party performs less than [**] percent ([**] %) of its Detail Requirements (measured for both its total Details and Primary Details) for a Collaboration Product other than the POI Product in such Calendar Year, then, in addition to the [**] percentage ([**] %) point reduction, the Defaulting Party’s share of the Adolor Product Marketing Contribution or GI Product Marketing Contribution, as applicable for such Calendar Year shall also be reduced [**] ([**]%) [**] for each o[**] ([**]%) [**] that the Defaulting Party’s actual number of Details is less than [**] percent ([**]%) of the Defaulting Party’s Detail Requirements (measured for both its total Details and Primary Details) and the other Party’s share of the Adolor Product Marketing Contribution or the GI Product Marketing Contribution, as applicable, for such Calendar Year shall be correspondingly increased. If a Party is a Defaulting Party for a Collaboration Product other than the POI Product for [**] ([**]) [**] Calendar Years, then the Adolor Product Marketing Contribution or the GI Product Marketing Contribution, as applicable, shall be permanently reduced and correspondingly increased for the other Party, by an amount equal to the average of the adjustments made for the [**] ([**]) defaulting Calendar Years. In the event that a Party fails to perform at least [**] percent ([**]%) of its Detail Requirements (measured for both its total Details and Primary Details) for a Collaboration Product other than the POI Product in a Calendar Year, that Party shall be deemed to have materially breached this Agreement and such breach shall be deemed incurable. For purposes of this Section, the determination as to whether GSK has met its minimum Detail Requirements shall be made with respect to both its Detail Requirements to General Surgeons as a Target Audience and to GSK’s total Detail Requirement. The provisions of this Section 6.3.4(a) shall apply even if both Parties are a Defaulting Party.

(b) Except as otherwise calculated for the Adolor Sales Representative FTE Requirements or Adolor FTE Requirements for the time period prior to December 31, 2006 pursuant to Section 6.3.4(c), with respect to the POI Product and FTE Adolor Products, in the event that a Party deploys less than [**] percent ([**]%) of its Sales Representative FTE Requirements (or FTE Requirements) in a Calendar Year or with regard to Adolor in Year 2 only, in the event that Adolor deploys less than [**] percent ([**]%) of its Targeted Sales Representative FTE Requirements (in each case, the “Defaulting Party”), then the Defaulting Party’s share of the Adolor Product Marketing Contribution for such Calendar Year shall be reduced as follows: (i) by [**] ([**]%) [**] if the Defaulting Party deploys less than [**] percent [**]%) but at least[**]percent [**]%) of its Sales Representative FTE Requirements, FTE Requirements or Targeted Sales Representative FTE Requirements, as applicable; (ii) by[**] percentage [**]%) points if the Defaulting Party deploys less than[**]percent [**]%) but at least[**]percent [**]%) of its Sales Representative FTE

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Requirements, FTE Requirements or Targeted Sales Representative FTE Requirements, as applicable; (iii) by [**] percentage ([**]%) points if the Defaulting Party deploys less than [**] percent ([**]%) but at least [**] percent ([**]%) of its Sales Representative FTE Requirements, FTE Requirements or Targeted Sales Representative FTE Requirements, as applicable; (iv) by [**] percentage ([**]%) points if the Defaulting Party deploys less than [**] percent ([**]%) but at least [**] percent ([**]%) of its Sales Representative FTE Requirements, FTE Requirements or Targeted Sales Representative FTE Requirements, as applicable; and (v) by [**] percentage ([**]%) points if the Defaulting Party deploys less than [**] percent ([**]%) but at least [**] percent ([**]%) of its Sales Representative FTE Requirements, FTE Requirements or Targeted Sales Representative FTE Requirements, as applicable, and, in each case, the other Party’s share of the Adolor Product Marketing Contribution for such Calendar Year shall be correspondingly increased. In the event the Defaulting Party deploys less than [**] percent ([**]%) of its Sales Representative FTE Requirements, FTE Requirements or Targeted Sales Representative FTE Requirements, as applicable, in such Calendar Year, then, in addition to the [**] percentage ([**]%) point reduction, the Defaulting Party’s share of the Adolor Product Marketing Contribution for such Calendar Year shall also be reduced [**] ([**]%) for each [**] [**]%) that the Defaulting Party’s actual number of Sales Representative FTEs, FTEs for FTE Adolor Products or Targeted Sales Representative FTEs, as applicable, is less than [**] percent [**]%) of the Defaulting Party’s Sales Representative FTE Requirements and the other Party’s share of the Adolor Product Marketing Contribution for such Calendar Year shall be correspondingly increased. If a Party is a Defaulting Party for the POI Product (or FTE Adolor Product) for[**] [**]) consecutive Calendar Years, then the Adolor Product Marketing Contribution shall be permanently reduced and correspondingly increased for the other Party, by an amount equal to the average of the adjustments made for the[**] [**]) defaulting Calendar Years. In the event that a Party fails to deploy at least[**] percent ([**]%) of its Sales Representative FTE Requirements, FTE Requirements, or Targeted Sales Representative FTEs, as applicable, in a Calendar Year, that Party shall be deemed to have materially breached this Agreement and such breach shall be deemed incurable. The provisions of Section 6.3.4(b) shall apply even if both Parties are a Defaulting Party.

(c) For the time period prior to December 31, 2006, with respect to the POI Product and FTE Adolor Products, in the event that Adolor deploys less than [**] percent ([**]%) of its Targeted Sales Representative FTE Requirements in a Calendar Year, then Adolor’s share of the Adolor Product Marketing Contribution for such Calendar Year shall be reduced as follows: (i) by [**] percentage ([**]%) points if Adolor deploys less than [**] percent ([**]%) but at least [**] percent ([**]%) of its Targeted Sales Representative FTE Requirements; and (ii) in the event Adolor deploys less than [**] percent ([**]%) of its Targeted Sales Representative FTE Requirements in a Calendar Year, then, in addition to the [**] percentage ([**]%) point reduction, Adolor’s share of the Adolor Product Marketing Contribution for such Calendar Year shall also be reduced [**] ([**]%) [**] for each [**] ([**]%) [**]that Adolor’s actual number of Targeted

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Sales Representative FTE Requirements are less than [**] percent ([**]%) of Adolor’s Targeted Sales Representative FTE Requirements GSK’s share of the Adolor Product Marketing Contribution for such Calendar Year shall be correspondingly increased.

17.	Sections 11.1, 11.2, 11.3 and 11.4 of the Agreement are hereby amended and restated in their entirety as follows:

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The Parties agree that any deductions available to GSK pursuant to either Section 11.1.1 or Section 11.1.2 shall be only applied when and against any payments are due from GSK to Adolor pursuant to this Section 11.1.

18.	Schedule 5.7 of the Agreement is hereby amended and restated in its entirety with the Schedule 5.7 attached to this Amendment No. 2.

19.	This Amendment No. 2 shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary.

20.	This Amendment No. 2 may be executed in any two counterparts, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document. This Amendment No. 2 may be executed by facsimile signatures, which signatures shall have the same force and effect as original signatures.

21.	Except as set forth in this Amendment No. 2, the Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Amendment No. 2 to Collaboration Agreement as of the Effective Date.

GLAXO GROUP LIMITED

By:	/s/ Richard Stephens
Name:	Richard Stephens
Title:	Assistant Secretary

ADOLOR CORPORATION

By:	/s/ Bruce A. Peacock
Name:	Bruce A. Peacock
Title:	President & Chief Executive Officer

SCHEDULE 5.7

SALES REPRESENTATIVE FTE REQUIREMENTS FOR THE POI PRODUCT

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